Singer Lewak LLP [Letter head]

November 5, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read JMAR Technologies, Inc.'s statements included under Item 4.01 of its Form 8-K/A filed on November 5, 2008 and we agree with such statements concerning our firm.

/s/ Singer Lewak, LLP

Singer Lewak, LLP